UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): February 16, 2024

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	NVOS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Christopher David as President.

On February 15, 2023, Christopher David, the Company’s President, Chief Operating Officer and member of the Board of Directors of Novo Integrated Sciences, Inc. (“Novo” and, the “Company”) informed the Company of his decision to voluntarily resign from his position as the Company’s President effective as of February 15, 2024. Mr. David did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. David will continue in his positions of Chief Operating Officer and member of the Board of Directors.

Appointment of Robert Oliva as President.

Pursuant to Mr. David’s departure as President, the Board of Directors of the Company appointed Robert Oliva as President, effective February 15, 2023. Mr. Oliva previously served the Company between January 26, 2021 and June 30, 2022 in the role of Director. During his time as Director, Mr. Oliva has also served the Company as a member of the Compensation Committee and Nominating and Corporate Governance Committees. On June 30, 2022, Mr. Oliva resigned from the Board of Directors.

Mr. Oliva is not currently party to an employment agreement with the Company, nor is there any current compensation arrangement, however Mr. Oliva and the Company plan to enter into an Employment Agreement.

Robert “Rob” Oliva, 60, is the owner of Toronto based Venture Metal Works, a leading mid-market enterprise which specializes in architectural and structural steel design, fabrication and manufacturing for the construction industry throughout Canada. Prior to founding Venture Metal Works in 2011, for 28 years Mr. Oliva worked for, and ultimately became the owner of, Tor Steel Company Limited, which provided architectural and structural steel products for the Canadian based construction industry. For over 40 years, Mr. Oliva has developed proven expertise in delivering system and operational efficiency while managing aggressive, yet sustainable growth. As a successful business owner, he brings the Company a wealth of knowledge in areas related to implementing efficient operational strategy, developing system processes, supply-chain management, and sales. Mr. Oliva’s proven business development success provides the Company with the ability to determine the optimal balance of both present activity and future vision and its direct impact on the Company’s strategic direction and priorities.

There are no family relationships between Mr. Oliva and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On February 16, 2024, the Company issued a press release announcing the departure of Mr. David in the role of President, and the subsequent appointment of Mr. Oliva as President. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by the registrant on February 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: February 16, 2024	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer